Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effective as of January 3, 2024 (the “Effective Date”), by, between and among Palmeira Investment Limited (the “Investor”), Alpha Partners Technology Merger Corp., a Cayman Islands exempt company (“SPAC”), and Mercury Capital, LLC, a Delaware limited liability company (“Sponsor”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on July 30, 2021, with 24 months to complete an initial business combination (a “De-SPAC”);

WHEREAS, SPAC held a Special Meeting during which SPAC’s shareholders voted to approve a proposal to extend the date by which the SPAC must consummate the De-SPAC from July 30, 2023 to July 30, 2024, and SPAC has filed a preliminary proxy statement with the Securities and Exchange Commission to extend the date by which the SPAC must consummate the De-SPAC to January 30, 2025 (the “Extension”);

WHEREAS, the Sponsor currently holds SPAC Class B ordinary shares, par value $0.0001 per share, purchased in a private placement from a seller that acquired the shares prior to SPAC’s initial public offering (the “Founder Shares”)

WHEREAS, as of the date of this Agreement, SPAC has not completed a De-SPAC; and

WHEREAS, Sponsor is seeking to raise up to $1,500,000 to fund the Extension and to provide working capital to the SPAC.

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund $1,500,000 (such amount, the “Investor Capital Contribution”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows.

ARTICLE I
SUBSCRIPTION AND DE-SPAC PAYMENT

1.1	Capital Calls. From time to time, the SPAC will request funds from the Sponsor for working capital purposes or for the Sponsor to fund an extension payment pursuant to the SPAC’s Memorandum and Articles of Association (each a “Drawdown Request”). On at least five (5) calendar days’ prior written notice (“Capital Notice”), the Sponsor may require a drawdown against the Investor Capital Contribution in order to meet the Sponsor’s commitment to the SPAC under a Drawdown Request (each a “Capital Call”) subject to the following conditions:

1.1.1	The Capital Notice to the Investor shall include (i) the total amount requested by the SPAC under the Drawdown Request and (ii) the amount being called from the Investor.

1.1.2	The aggregate amount of the Capital Calls shall not exceed the Investor Capital Contribution.

1.1.3	A Capital Call of $250,000 of the Investor Capital Contribution will be called at signing;

1.1.4	A Capital Call of $250,000 of the Investor Capital Contribution will be called on February 1, 2024; and

1.1.5	A Capital Call of the remaining balance of the Investor Capital Contribution may be called by the Sponsor at its discretion.

1.2	Sponsor Forfeiture; SPAC Issuance. In consideration of the Capital Call(s) made hereunder:

1.2.1	Sponsor will forfeit 0.85 Class B ordinary share of the SPAC for each dollar the Investor funds pursuant to the Capital Call(s) hereunder (the “Sponsor Shares”) at the closing of a De-SPAC transaction (the “De-SPAC Closing”). If the De-SPAC Closing does not occur, Sponsor will not forfeit any Sponsor Shares.

1.2.2	At the De-SPAC Closing, the SPAC will issue to the Investor a number of shares of the SPAC’s common stock (the “Subscription Shares”) equal to the number of Sponsor Shares forfeited by the Sponsor pursuant to Section 1.2.1. If the De-SPAC Closing does not occur, Investor will not be entitled to receive any Subscription Shares.

1.2.3	The Subscription Shares will be subject to the same earn-out provision, if any, as the Sponsor on a pro rata basis.

1.2.4	Following the De-SPAC Closing, the SPAC shall provide Investor the same registration rights for the Subscription Shares as the SPAC provides to the Sponsor.

1.3	Investor Board Rights. Prior to the consummation of the initial Business Combination, Investor shall have the right to appoint one representative to the SPAC’s board of directors until the earlier to occur of (i) any Business Combination and (ii) either Investor transferring or disposing of any of its Subscription Shares, other than to one of its affiliates. Sponsor shall have the right to nominate all other directors for election to the SPAC’s board of directors. Sponsor agrees to vote the Founder Shares in favor of Investor’s representative to the SPAC’s board of directors when Investor’s representative is up for election. It is acknowledged and agreed that the SPAC shall not enter into a definitive agreement regarding a proposed Business Combination without the prior written consent of Sponsor and Investor.

1.4	Sponsor Commitment Rights. Each member of the Sponsor has the right to contribute any amount requested under each Drawdown Request (“Sponsor Capital Contribution”). For the avoidance of doubt, nothing in this Agreement shall limit the ability of the SPAC or the Sponsor to enter into other agreements with each other or with other parties which shall provide for funding of the SPAC (through the issuance of equity, entry into promissory notes, or otherwise) outside of Drawdown Requests.

1.5	Wiring Instructions. Within five (5) calendar days of receiving a Capital Notice, the Investor shall advance the Capital Call amount specified in the Capital Notice to the Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions provided separately in advance to the Investor. For clarity, the aggregate amount of the Capital Calls funded under this Agreement, excluding any Capital Calls funded by Sponsor Capital Contributions as set forth under Section 1.3, will not exceed the Investor Capital Contribution.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement that:

2.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2	Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that it will not treat this subscription as indebtedness for U.S. tax purposes.

2.3	Trust Waiver. Investor hereby represents and warrants that it has read the final prospectus of the SPAC, dated as of July 27, 2021 and filed with the SEC on July 29, 2021 (the “SPAC Prospectus”), and understands that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders (the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the SPAC’s initial business combination (as such term is used in the SPAC Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the SPAC fails to consummate a Business Combination within 36 months after the closing of the IPO (as such date may be extended by amendment to the SPAC’s organizational documents), (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to the SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of the SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Investor hereby agrees that notwithstanding anything to the contrary contained in this Agreement, Investor does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Subscription Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”)), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Subscription Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent Investor commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Agreement, the transactions contemplated hereby or the Subscription Shares, which proceeding seeks, in whole or in part, monetary relief against the SPAC or its Representatives (as defined below), Investor hereby acknowledges and agrees that Investor’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit Investor (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 2.3 to the contrary, nothing herein shall (x) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets held outside the Trust Account, (y) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to the SPAC (excluding, for the avoidance of doubt, funds released to redeeming stockholders of the SPAC) and any assets that have been purchased or acquired with any such funds), or (z) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including to any redemption right with respect to any such securities of the SPAC. For purposes of this Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

2.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Subscription Shares cannot readily be sold as they will be restricted securities and therefore the Subscription Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because SPAC is a “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares, sales of the Subscription Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months-i.e., that no sales of Subscription Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC Closing; and SPAC has filed with the SEC during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares, (ii) to hold the Subscription Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares; and

●	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subscription Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (11) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

ln connection with a transfer, the SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and (b) any other applicable exception to the restrictions described in the legend occurs.

2.5	Title to Securities. Sponsor hereby represents and warrants that Sponsor is the record and beneficial owner of, and has good and marketable title to, the Sponsor Shares. The SPAC hereby represents and warrants that the Subscription Shares, when issued to Investor as provided herein, will be validly issued, fully paid and non-assessable and, other than as set forth in Section 1.2.3, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than under applicable securities laws).

ARTICLE III
MISCELLANEOUS

3.1	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

3.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

3.3	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

3.4	Term of Obligations. The term of this Agreement shall expire six (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the indemnity obligations set forth in Section 3.13.

3.5	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

3.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TOA TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR 1N CONNECTION W1TH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.7	Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon any Party, unless mutually approved in writing.

3.8	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

3.9	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:	If to Sponsor or the SPAC:

Palmeira Investment Limited	Mercury Capital, LLC
19B Cimbria Court	4413 South Nepal Street
24 Conduit Rd	Centennial, CO 80015
Hong Kong	Attention: Kanishka Roy
Attention: Henry Hooi
E-mail: [omitted]
With a mandatory copy to:
[omitted]

3.10	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

3.11	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

3.12	Indemnification. Each of the SPAC and Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Investor; provided that neither the SPAC no Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC and Sponsor shall jointly and severally reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC or Sponsor. The provisions of this paragraph shall survive the termination of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

Alpha Partners Technology Merger Corp.

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President and Chief Executive Officer

SPONSOR:

Mercury Capital, LLC

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Managing Partner

INVESTOR:

Palmeira Investment Limited

By:	/s/ Henry Hooi
Name:	Henry Hooi
Title:	Executive Chairman

[Signature Page to Subscription Agreement]

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